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EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Board of Directors and Shareholders of
Casino Data Systems and Subsidiaries
Las Vegas, Nevada

We consent to the incorporation by reference in Registration Statements No. 333-66275 and No. 333-63577, of Casino Data Systems and subsidiaries (the "Company") on Form S-8 of our report dated February 21, 2001, appearing in the Annual Report on Form 10-K of the Company for year ended December 31, 2000.

Our audits of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedule of the Company for the years ended December 31, 2000 and 1999, listed in Item 14. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP

Las Vegas, Nevada
March 28, 2001

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INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE